EXHIBIT 24.1

                              ACCOUNTANTS' CONSENT

The Stockholders and Board of Directors of
  PETROLEUM HEAT AND POWER CO., INC.:

    We consent to the use of our reports relating to the consolidated financial statements and financial statement schedules of Petroleum Heat and Power Co., Inc. and to the consolidated financial statements of Star Gas Corporation included and incorporated by reference herein and to the reference to our firm under the headings "Selected Financial and Other Data" and "Experts" in the Prospectuses.

                                          KPMG PEAT MARWICK LLP

New York, New York
February 2, 1995